Exhibit 10.1

Execution Version

THIS AMENDMENT NO. 2 is made as of June 11, 2018 (the “Amendment Date”)

AMONG:	DAVIDSTEA INC., as borrower

(the “Borrower”)

AND:	BANK OF MONTREAL, as lender

(the “Lender”)

RECITALS

WHEREAS the Borrower and the Lender have entered into a credit agreement dated as of April 24, 2015 in connection with the establishment of certain credit facilities, as amended by amendment no. 1 dated September 15, 2016 (collectively, the “Credit Agreement”);

AND WHEREAS the Borrower has requested to make certain changes to the Credit Agreement and the Lender has agreed to the Borrower’s request;

AND WHEREAS the parties wish to amend the Credit Agreement as set out below;

NOW THEREFORE, the parties have agreed as follows:

ARTICLE 1

INTERPRETATION

1.1        Definitions

In this amendment no. 2 (the “Amendment”), unless otherwise specifically provided herein or unless there is something in the subject matter or context inconsistent therewith, capitalized terms and expressions shall have the meanings ascribed thereto in the Credit Agreement.

1.2        Interpretation

(a)         The terms “this Amendment”, “hereof”, “therein”, “thereunder” and similar expressions refer, unless otherwise specified, to this amendment no. 2 taken as a whole and not to any particular Article, Section, or subdivision, as the same may be amended, supplemented or restated from time to time.

(b)         The division of this Amendment into Articles, Sections, and other subdivisions, the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation hereof.

(c)         All references to Articles and Sections refer, unless otherwise specified, to articles and sections of this Amendment. All underlines in this Amendment are for reference purposes only.

(d)         Words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

(e)         In case of conflict between this Amendment and the Credit Agreement, the provisions of this Amendment shall prevail.

ARTICLE 2

AMENDMENTS

2.1        The following definitions are added to Section 1.1 of the Credit Agreement (in alphabetic order):

“Borrowing Base” means, as of any particular date of determination, an amount equal to the aggregate of (without duplication):

(a)         75% of the face value (exclusive of all sales Taxes, excise Taxes and similar Taxes) of all Eligible Receivables; plus

(b)         50% of the estimated value (computed at the lower of market or cost using the first- in/first-out method of inventory valuation applied in accordance with GAAP) of all Eligible Inventory; less

(c)         any Priority Payables.

“Borrower Base Certificate and Compliance Certificate” a certificate of a senior officer of the Borrower required from time to time pursuant to paragraph (i) of Article 9, the form of which is attached hereto as Schedule 9(i).

“Cash Management Agreements” means any agreement entered into between the Lender and/or its Affiliates (including, without limitation, BMO Harris Bank) with any of the Credit Parties for the provision to such Credit Party with cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services, as the same may be amended, restated, renewed or replaced from time to time.

“Eligible Inventory” means all raw materials and finished goods inventory of the Credit Parties held in leased Real Property or warehouses of third party service providers in Canada and in the United States of America, as listed in Schedule 8.1(g), that is subject to a valid, enforceable and perfected first-priority Security (other than Priority Payables deducted in the calculation of the Borrowing Base) in favour of the Lender pursuant to the Security, which the Lender in its reasonable judgment determines to be “Eligible Inventory”, including work in progress, but excluding, without limitation (i) inventory held or sold on consignment, (ii) inventory subject to any Lien in favour of a third Person or to a right of repossession by the supplier thereof (i.e. 30-day goods) other than the Priority Payables deducted in the calculation of the Borrowing Base, and (iii) inventory consisting of packaging or office supplies.

“Eligible Receivables” means any receivable arising from the sale of assets or performance of a service in the ordinary course of a Credit Party’s business that is subject to a valid, enforceable and perfected first-priority Security (other than Priority Payables deducted in the calculation of the Borrowing Base) in favour of the Lender, which the Lender in its reasonable judgment determines to be an “Eligible Receivable”, but will exclude, without limitation, doubtful accounts, intercompany accounts, holdbacks, progress billings, contra accounts and accounts in dispute.

“Excess Availability” means, as at any particular date of determination, (i) the lesser of the total commitment of the Revolving Facility and the Borrowing Base, minus (ii) the aggregate amount of outstanding Borrowings thereunder as of the close of business on such date, plus (iii) the total amount of cash as stated in the most recent monthly unaudited consolidated financial statements of the Borrower attached to the Borrowing Base Certificate and Compliance Certificate.

“Governmental Authority” means any domestic or foreign government including any federal, provincial, state, territorial or municipal government and any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any Person, body, department, bureau, agency, board, tribunal, commission branch or office thereof or having or claiming to have jurisdiction over the Credit Parties or any of their respective property or assets.

“Maintenance Capital Expenditures” means all Capital Expenditures incurred for the maintenance or refurbishment of its information technology systems and infrastructure, for existing retail stores and other premises occupied by the Credit Parties, but excluding, for greater certainty, (i) Capital Expenditures incurred for the material upgrade, improvement or expansion of any information technology system or infrastructure, and (ii) Capital Expenditures incurred for the full renovation of any existing retail stores, it being understood that the combined amount of (i) and (ii) must in no event exceed $4,000,000.

“Priority Payables” means, as at any particular time of determination, any amount due and payable at such time by a Credit Party that is secured by a Lien (whether choate or inchoate) or a statutory right in favour of a Governmental Authority, that encumbers any asset of a Credit Party and that ranks, or is capable of ranking, prior to or pari passu with any Lien on such asset granted in favour of the Lender, including amounts due, deducted or withheld, as applicable, and not yet paid, contributed or remitted, as applicable, by any Credit Party in respect of  salaries, commissions or compensation for services rendered, vacation pay, realty, municipal or similar Taxes, or pursuant to any legislation relating to workers’ compensation, employment insurance, the Income Tax Act (Canada) and any successor thereto and any regulations promulgated thereunder, any pension plan or any similar legislation, in each case to the extent the Lien securing such obligation ranks, or is capable of ranking, prior to pasi passu with the Liens granted in favour of the Lender.

“Tax” and “Taxes” include, at any time, all taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

2.2        The following definitions in Section 1.1 of the Credit Agreement are deleted and replaced in their entirety with the following:

“Credit Documents” means this Agreement, the Security Documents, any Hedge Contract, any Cash Management Agreement and all agreements, deeds, instruments and other documents entered into by the Credit Parties from time to time pursuant hereto or thereto, the whole as amended, supplemented or restated from time to time.

“Credit Obligations” means all obligations, indebtedness and liabilities of the Borrower and each of the other Credit Parties under or in connection with the Credit Documents, including all obligations, indebtedness and liabilities under the Revolving Facility, Hedge Contracts and Cash Management Agreements, and whether present or future, direct or indirect, absolute or contingent, matured or not, and wherever and however incurred.

“Fixed Charge Coverage Ratio” means, in respect of any period, for the Borrower, on a consolidated basis, the ratio obtained by deducting Maintenance Capital Expenditures and cash taxes from EBITDAR for that period, and dividing the result by the aggregate of (a) Interest Expense, plus (b) rent expenses, plus (c) all scheduled repayments of Debt during such period (but, for greater certainty, excluding any voluntary repayments and any final balloon payments which have become current Debt) plus (d) Distributions (other than Distribution from a Credit Party to another Credit Party).

“Revolving Period” means the period commencing on the Closing Date and ending at the earliest of: (i) two years from the Amendment Date (subject to any extension as provided under Section 2.2), and (ii) the date on which the Revolving Facility is terminated and cancelled in its entirety in accordance with the terms hereof.

“Tangible Net Worth” means, at any date of determination thereof, the consolidated Shareholders’ Equity of the Borrower, plus debt-like preferred shares of the Borrower duly subordinated and postponed to the prior repayment of the Credit Obligations pursuant to terms and conditions satisfactory to the Lender, less goodwill and any other intangible assets including deferred costs and intellectual property; the whole as reflected in the last quarterly or annual financial statements, whichever were most recently submitted, calculated in accordance with GAAP.

2.3        The following definitions in Section 1.1 of the Credit Agreement are deleted in their entirety:

“Preferred Shares” means all preferred shares of the Borrower that are issued and outstanding on the Closing Date.

“Shareholders’ Loan” means the loan in the initial principal amount of $2,951,599 made available to the Borrower by Rainy Day Investments Ltd.

2.4        Section 2.1 of the Credit Agreement is deleted and replaced in its entirety with the following:

“2.1 The Revolving Facility

On the terms and subject to the conditions set out in this Agreement and, in particular, subject to the conditions precedent set out in the Credit Agreement and Article 4 of this Amendment, the Lender agrees to make available to the Borrower a revolving term facility in the principal amount of $15,000,000 (the “Revolving Facility”) or the Equivalent Amount in US Dollars to refinance existing debt, for general working capital requirements and general corporate purposes of the Borrower in the course of the DAVIDsTEA Business.

Each use of the Revolving Facility as well as any renewal or the conversion of one use into another is a “Borrowing” and all such usages outstanding at any time are “Borrowings”.”

2.5        Section 2.2 of the Credit Agreement is deleted and replaced in its entirety with the following:

“No more than 90 days and no less than 60 days prior to the New Stated Maturity Date (as such term is defined below), the Borrower may request an extension of the Revolving Period from the Lender for a further period to a specified Business Day which is 364 days after the New Stated Maturity Date (as such term is defined below) by delivering to the Lender a written notice of such request (the “Request for an Extension”). The parties confirm and agree that the Term as extended by the amendment no. 1 in respect of the Credit Agreement to October 31, 2019 is hereby further extended to June 11, 2020 (the “New Stated Maturity Date”).

No later than 30 days following the receipt by the Lender of the Request for an Extension, the Lender will have informed the Borrower of its decision to extend or not the Revolving Period. If the Lender consents to the extension of the Revolving Period, and provided that no Default or Event of Default will have occurred and remain outstanding, the then current Revolving Period will be extended. Notwithstanding the foregoing, the Lender will not be required to inform the Borrower of its decision to extend or not the Revolving Period prior to receiving (i) the annual, audited and consolidated financial statements required to be delivered to the Lender pursuant to Article 9(c) of the Credit Agreement, and (ii) the budget and financial projections required to be delivered to the Lender pursuant to Article 9(e) of the Credit Agreement.”

2.6        Section 2.3 of the Credit Agreement with respect to the Accordion Feature is deleted and replaced in its entirety with “[Intentionally Deleted]”.

2.7        Section 2.5(a) of the Credit Agreement is deleted and replaced in its entirety with the following:

“2.5         Limits on Borrowings and Credit

(a)         Revolving Facility. Borrowings under the Revolving Facility may be repaid and reborrowed at any time, subject to the terms and conditions of this Agreement, including the applicable notice requirements.

At no time will the outstanding Borrowings under the Revolving Facility exceed the lesser of (i) the total commitment for the Revolving Facility, and (ii) the Borrowing Base, as calculated in the most recent Borrowing Base Certificate and Compliance Certificate delivered to the Lender in accordance with Section 9(i).”

2.8        The following sentence is added at the end of Section 3.3 of the Credit Agreement:

“The Borrower will make such prepayments as may be necessary to ensure that the aggregate amount of the outstanding Borrowings under the Revolving Facility will not at any time exceed the aggregate amount of the commitment under the Revolving Facility.”

2.9        Section 4.1(e) of the Credit Agreement is deleted and replaced in its entirety with the following:

“(e)  Applicable Margins  and Rates. The Applicable Margins, Applicable Rates and Standby Fees vary as a function of the level of the Adjusted Leverage Ratio as follows:

Level	Adjusted Leverage Ratio	Applicable Margin (US Base Rate and Prime Rate)	Applicable Rate: BAs, LIBOR, LCs and LGs	Standby Fees
I	R ≤ 3.0	0.50%	1.50%	0.30%
II	3.0 < R ≤ 4.0	0.75%	1.75%	0.35%
III	4.0 < R ≤ 5.0	1.25%	2.25%	0.45%
IV	R > 5.0	1.50%	2.50%	0.50%

2.10      Section 8.1(g) of the Credit Agreement is deleted and replaced in its entirety with the following:

“(g)  Owned   and   Leased   Real   Property   and   Third   Party   Warehouse   Service   Providers. Schedule 8.1(g) contains a full and accurate description of all immovable property and real estate owned by each Credit Party, if any, and the name and address of the landlord of any leased premises used by any of the Credit Parties in the course of the DAVIDsTEA Business (collectively, the “Real Property”), as well as all third party warehouse service providers in Canada and in the United States of America with whom any of the Credit Parties has entered into an agreement (which is in effect on the date hereof) to store or hold its Eligible Inventory. For greater certainty, the Real Property does not include any existing retail stores of any Credit Party.”

2.11      The following paragraph (i) is added to Article 9 of the Credit Agreement with respect to Reporting Covenants:

“(i) Monthly  Borrowing  Base  Certificate  and  Compliance  Certificate – a  monthly Borrower Base Certificate and Compliance Certificate with respect to the Borrowing Base and Excess Availability, substantially in the form of Schedule 9(i), within 30 days of each month-end, certifying compliance with this Agreement and including the calculations necessary to demonstrate the Borrowing Base and compliance with the financial covenants provided for herein.”

2.12      Paragraph (o) of Article 10 of the Credit Agreement with respect to Shareholders’ Loan and Preferred Shares is deleted in its entirety.

2.13      Paragraph (d) of Article 11 of the Credit Agreement is deleted and replaced in its entirety with the following:

“(d)      Dividends and other Distributions. No Credit Party will pay any dividend, redeem, retract, retire or purchase any share or interest in the capital of such Credit Party or make any other payment to a shareholder or a Related Party of a Credit Party (each a “Distribution”) other than (i) Distributions by a Credit Party to another Credit Party, and (ii) any Distribution where the payment is made by the issuance of common shares of the Borrower.”

2.14      Subparagraphs (iii) and (iv) of Paragraph (b) (Limitation on Debt) of Article 11 of the Credit Agreement are deleted and replaced in their entirety with the following:

“(iii)       intentionally deleted;

(iv)       intentionally deleted;”

2.15      Paragraph (o) of Article 11 of the Credit Agreement is deleted and replaced in its entirety with the following:

“(o)        Capital Expenditures. None of the Credit Parties will make Capital Expenditures, other than Capital Expenditures representing in the aggregate for all Credit Parties not more than (i) $15,000,000 for Fiscal Year 2018, and (ii) $15,000,000 for Fiscal Year 2019.”

2.16      Section 12.1 of the Credit Agreement is deleted and replaced in its entirety with the following:

“12.1 Financial Ratios and Minimum Excess Availability

The Borrower will maintain on a consolidated basis (calculated and tested at the end of each Fiscal Year quarter on a rolling four-quarter basis):

(a)         Leverage Ratio - a Leverage Ratio that does not exceed 3.00:1.00 at all times;

(b)         Tangible Net Worth - a minimum Tangible Net Worth of $65,000,000 at all times; and

(c)         Fixed Charge Coverage Ratio - a minimum Fixed Charge Coverage Ratio of 1.10:1.00 at all times.

In addition, the Borrower will maintain on a consolidated basis (calculated and tested as of the last day of each calendar month):

(d)         Minimum Excess Availability - Excess Availability of not less than $15,000,000 at all times.”

2.17      Section 13.1(b) of the Credit Agreement is deleted and replaced in its entirety with the following:

“(b) Financial Covenants – a Credit Party defaults in the  performance  of  the  financial  covenants contained in Article 12 or the reporting covenants contained in Section 9(a), Section 9(b), Section 9(c) and Section 9(i);”

2.18      Schedule 2.3 of the Credit Agreement with respect to Form of Increase Request is deleted in its entirety.

2.19      Schedule 8.1(g) of the Credit Agreement with respect to the Real Property is deleted and replaced in its entirety with Schedule 8.1(g) attached hereto.

2.20      Schedule 9(b) of the Credit Agreement with respect to Form of Compliance Certificate is deleted and replaced in its entirety with Schedule 9(b) attached hereto.

2.21      Schedule 9(i) of this Amendment is added to the Credit Agreement as Schedule 9(i) of the Credit Agreement.

2.22      The list of schedules to the Credit Agreement is deleted and replaced in its entirety with the following:

“List of Schedules

Schedule 2.4(b) – Borrowing Request

Schedule 6.3 – Post-closing Undertakings

Schedule 8.1(c) – Litigation

Schedule 8.1(g) – Real Property and Third Party Warehouse Service Providers

Schedule 8.1(h) – Material Contracts

Schedule 8.1(i) – Intellectual Property

Schedule 8.1(j) – Licences and Permits

Schedule 8.1(k) – Subsidiaries

Schedule 9(b) – Form of Compliance Certificate

Schedule 9(i) – Form of Borrowing Base Certificate and Compliance Certificate”

ARTICLE 3

CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE AMENDMENT

Notwithstanding the execution of this Amendment, the provisions hereof will come into force only upon the fulfillment of the following conditions to the satisfaction of the Lender provided that once the provisions hereof have come into effect, the amendment to Section 12.1(c) of the Credit Agreement shall, on an exceptional basis, be deemed to have been in effect as of April 30, 2018 and the Borrower will be deemed to have been in compliance therewith as of such date given that the Fixed Charge Coverage Ratio calculated as of April 30, 2018 was 1.33:1, which is greater than the minimum Fixed Charge Coverage Ratio as required in Section 2.16 hereof:

3.1        Delivery of Documents. The Credit Parties will have delivered to the Lender, in form and substance satisfactory to the Lender:

(a)         a  pro-forma Compliance Certificate confirming compliance with the financial covenants;

(b)         a bring-down certificate issued by a senior officer of the Borrower confirming no changes have been made to the constating documents and by-laws of the Borrower since the Closing Date, accompanied by good standing or equivalent certificates issued by the appropriate governmental body of the Borrower’s jurisdiction of incorporation and principal place of business, and specimen signatures of the individuals authorized to sign on its behalf this Amendment and the instruments, agreements, certificates and other documents provided for or contemplated by this Amendment;

(c)         a duly certified copy of a resolution or resolutions of the board of directors of the Borrower relating to its authority to execute and deliver and perform its obligations under this Amendment and all other instruments, agreements, certificates and other documents provided for or contemplated by this Amendment and the manner in which and by whom the foregoing documents are to be executed and delivered, certified by a senior officer of the Borrower; and

(d)         legal opinions from counsel to the Borrower relating to such matters as the Lender may reasonably require.

3.2        Payment of all fees and expenses. The Lender shall have received payment in full of all fees and expenses owing by the Borrower to the Lender at the time of execution of this Amendment, including the extension fee of ten thousand dollars ($10,000 CDN).

ARTICLE 4

POST-CLOSING UNDERTAKING

4.1        The Borrower shall use commercially reasonable efforts to deliver to the Lender within ninety (90) calendar days of the Amendment Date, the consent or waiver from each landlord and, if required further to review by legal counsel to the Lender, third party warehouse service provider as listed in Schedule 8.1(g) (other than those which have been delivered to the Lender in accordance with the Credit Agreement prior to this Amendment), including with respect to the following addresses: (1) 8301 Place Lorraine, Anjou, Quebec, H1J 1E4, Canada, (2) 3160, Boulevard Industriel Sherbrooke, Quebec, J1L 1V8, Canada, and (3) 123 West Service Road, Champlain, New York, 12919 USA. Any failure to satisfy this post-closing undertaking within such time period will constitute an Event of Default.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Lender that:

5.1        the representations and warranties set out in Section 8 of the Credit Agreement remain true and correct in all material respects as of the date hereof;

5.2        it and each of the intervening parties hereto has the corporate power and authority to enter into this Amendment and to do all such acts and things required hereunder to be done, observed or performed by it in accordance with the terms of this Amendment; and

5.3        no Default has occurred which is continuing as of the date hereof.

ARTICLE 6

GENERAL

6.1        Subject to the conditions precedent set forth in Article 3 being met in their entirety, this Amendment shall take effect as of the date hereof.

6.2        The Credit Documents, save as amended hereby in the case of the Credit Agreement, and the security constituted thereby continue in full force and effect, and this Amendment shall not constitute novation of the Credit Agreement or the other Credit Documents.

6.3        This Amendment shall be governed by and interpreted in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

6.4        The parties hereto have expressly required that this Amendment be drafted in English. Les parties aux présentes ont expressément exigé que le présent amendement soit rédigée en anglais.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective representatives or officers hereunto duly authorized.

DAVIDsTEA INC., as borrower

Per:	/s/ Howard Tafler
Name:	Howard Tafler
Title:	CFO

BANK OF MONTREAL, as lender

Per:
Name:	Jennifer Alarie
Title:	Vice President, Corporate Banking

[Signature page to Amendment No. 2]

IN WITNESS WHEREOF,  the Parties have caused this Amendment to be executed by their respective representatives or officers hereunto duly authorized.

DAVIDsTEA INC., as borrower

Per:
Name:
Title:

BANK OF MONTREAL, as lender

Per:	/s/ Jennifer Alarie
Name:	Jennifer Alarie
Title:	Vice President, Corporate Banking

[Signature page to Amendment No. 2]

By executing this Amendment,  the undersigned acknowledges having taken cognizance of the foregoing and recognizes and confirms that the Security and other Credit Documents provided by it is not affected or reduced by this Amendment and that they are and will remain liable under such Security and Credit Documents.

DAVIDsTEA INC., as guarantor

Per:	/s/ Howard Tafler
Name:	Howard Tafler
Title:	CFO

[Signature page to Amendment No. 2]

Schedule 8.1(g)

REAL PROPERTY AND THIRD PARTY WAREHOUSE SERVICE PROVIDERS

1.    DTX Logistics Inc.

8301 Place Lorraine

Anjou, Quebec, H1J 1E4 Canada

2.    WIPTEC

3160, Boulevard Industriel Sherbrooke, Quebec, J1L 1V8 Canada

3.    Beeline Logistics

123 West Service Road Champlain, New York 12919 USA

4.    Olymbec

5690,5692 and 5700 Pare Street

Mount Royal, Quebec, H4P 2M2 Canada

SCHEDULE 9(b)

Compliance Certificate

Reference is made to the credit agreement dated as of April 24, 2015 between the Borrower and Bank of Montreal (the “Lender”), as amended by an amendment no. 1 dated as of September 15, 2016 and amendment no. 2 dated as of June 11, 2018 (as the same may be further amended, supplemented or restated from time to time, the “Credit Agreement”). All terms and expressions used herein but not otherwise defined will have the same meanings herein as are ascribed thereto in the Credit Agreement.

I,                                                                        ,  the  [insert  title]  of  DAVIDsTEA  Inc. (the “Borrower”) hereby certify the matters set out below, without personal liability, on behalf of the Credit Parties, as of [insert last day of fiscal quarter]:

1.    I have examined and am familiar with the provisions of the Credit Agreement and I have made such investigations of the financial and business affairs of the Credit Parties and such inquiries of other officers and senior personnel of the Credit Parties as are necessary or useful as a basis of the matters certified herein.

2.    The representations and warranties contained in the Credit Agreement are true and correct, except to the extent such representations and warranties specifically relate to a different date, in which case such representations and warranties shall be true and correct as of such date. The Material Contracts are in full force and effect and the Credit Parties are not aware of any material default thereunder or any event or circumstance that, with the giving notice, the lapse of time or otherwise, is susceptible of becoming a material default. All rental payments under leases governing all leased Real Property have been made when due.

3.    No Default or Event of Default exists.

4.    The Adjusted Leverage Ratio (calculated at the end of the most recently completed fiscal quarter on a rolling four-quarter basis) is •.

5.    The Leverage Ratio (calculated at the end of the most recently completed fiscal quarter on a rolling four-quarter basis) is •, which is not more than 3.00:1.00, the maximum permitted ratio.

6.    The Fixed Charge Coverage Ratio (calculated at the end of the most recently completed fiscal quarter on a rolling four-quarter basis) is •, which is not less than 1.10:1.00, the minimum permitted ratio.

7.    The Tangible Net Worth (calculated at the end of the most recently completed fiscal quarter on a rolling four-quarter basis) is •, which is not less than $65,000,000, the minimum permitted Tangible Net Worth.

8.    The detailed calculations made in determining the foregoing ratios and values are set out in the documents accompanying this certificate and are true and correct in all respects.

9.    The aggregate amount of Debt of the Credit Parties under Purchase Money Obligations is $•, which is not more than $500,000, the maximum permitted under the Credit Agreement.

10.  The aggregate amount of investments, guarantee and financial assistance made or granted the Credit Parties (other than investments by a Credit Party in another Credit Party or any financial assistance by a Credit Party in favour of another Credit Party or investments in Cash Equivalents) is $•, which is less than $500,000, the maximum permitted under the Credit Agreement.

11.  The aggregate consideration for any sale, transfer, conveyance, lease or other disposition of property or assets of the Credit Parties received in the current Fiscal Year (other than any sale, transfer, conveyance, lease or other disposition made by a Credit Party to another Credit Parties or in the ordinary course of the DAVIDsTEA Business, or the sale or other disposition of obsolete or damaged equipment or inventory that is of nominal value) is $•, which is less than $500,000, the maximum permitted under the Credit Agreement.

12.  The aggregate consideration paid in respect of acquisitions of business (either by way of purchase of assets or shares or otherwise) by the Credit Parties in the current Fiscal Year is $•, which is less than $2,500,000, the maximum permitted under the Credit Agreement.

13.  The aggregate amount of Capital Expenditures made by the Credit Parties in the current Fiscal Year is $•, which is less than $15,000,000.

[Remainder of page intentionally left blank.]

IN WITNESS HEREOF, the Borrower has executed this Compliance Certificate as of the date first written above.

DAVIDsTEA INC.

Per:

Name:
Title:
I have authority to bind the corporation

SCHEDULE 9 (i)

BORROWING BASE CERTIFICATE AND COMPLIANCE CERTIFICATE

Reference is made to the credit agreement dated as of April 24, 2015 between the Borrower and Bank of Montreal (the “Lender”), as amended by an amendment no. 1 dated as of September 15, 2016 and an amendment no. 2 dated as of June 11, 2018 (as the same may be further amended, supplemented or restated from time to time, the “Credit Agreement”). All terms and expressions used herein but not otherwise defined will have the same meanings herein as are ascribed thereto in the Credit Agreement.

I,                                                                        ,  the  [insert  title]  of  DAVIDsTEA  Inc. (the “Borrower”) hereby certify the matters set out below, without personal liability, on behalf of the Credit Parties, as of [insert last day of preceding calendar month]:

1.          I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Credit Parties and have made such inquiries of other officers and senior persons as are sufficient to enable me to make an informed statement herein.

2.          Based on the foregoing and as of [insert relevant date]:

(a)         the examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default, except as set forth below.

(b)         described below are the exceptions, if any, to paragraph (a) above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, are taking, or propose to take with respect to each such condition or event:

[insert details]

(c)         the representations and warranties made under the Credit Agreement are true  and correct as if made on the date hereof, except to the extent such representations and warranties specifically relate to a different date, in which case such representations and warranties shall be true and correct as of such date.

(d)         I am not aware of any financial or other information which leads me to believe that any of the covenants contained in the Credit Agreement will be breached by the Borrower during the next month.

3.          The Borrowing Base is $                             , calculated in accordance with Appendix  “A” attached hereto and, for greater certainty, taking into account the appropriate sections of the Credit Agreement, including but not limited to the definitions of Eligible Receivables, Eligible Inventory and Priority Payables.

4.          The Excess Availability is                                            .

5.          The reports and information provided herewith are accurate and complete in all respects and all amounts certified as Priority Payables are current amounts owing and not in arrears.

The foregoing certifications, together with the computations, amounts and financial information set forth in the attachments hereto and delivered with this Borrowing Base Certificate and Compliance Certificate in support hereof, are made and delivered this                                                                      day of                                   ,            .

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IN WITNESS HEREOF, the Borrower has executed this Borrowing Base Certificate and Compliance Certificate as of the date first written above.

DAVIDsTEA INC.

Per:

Name:
Title:
I have authority to bind the corporation

APPENDIX A

CALCULATIONS

(See attached)

APPENDIX B

MONTHLY FINANCIAL STATEMENTS

(See attached)